UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2015

Innospec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13879	98-0181725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8310 South Valley Highway, Suite 350, Englewood, Colorado		CO 80112
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(303) 792 5554

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of new Executive Vice President of Innospec Inc. (the "Company")

On and effective as of May 6, 2015, Patrick J. McDuff, 51, has been appointed as the Company's Executive Vice President in addition to his role as President, Fuel Specialties, Americas for the Company's subsidiary, Innospec Fuel Specialties, LLC.
Mr McDuff will be responsible for Innospec's Fuel Specialties business in the Americas and Asia Pacific regions and will serve a key role in the strategic development of that business globally. Mr McDuff has been President, Fuel Specialties Americas since 2010. Prior to this he held the positions of Regional Sales Manager, Director of Sales, and Vice President, since joining the Company in September 1994 . He has over 25 years’ experience in the chemicals industry, having previously held positions with Texaco Research & Development and Betz process Chemicals.

On May 7, 2015, Mr McDuff entered into an Executive Service Agreement with Innospec Fuel Specialties, LLC (effective May 6, 2015) (the "Agreement") to serve as Executive Vice President of the Company as well as President, Fuel Specialties, Americas. The Agreement provides for an indefinite term of employment and may be terminated by the company on twelve months’ written notice or by Mr McDuff on 6 months’ written notice.

The Agreement generally provides that Mr McDuff will receive an annual base salary of $345,000 initially, which will increase to $390,000 per annum, with effect from January 1, 2016 subject to his satisfactory performance during 2015 as determined by the President and CEO of the Company and approved by the Compensation Committee of the Board. Mr McDuff’s salary will then be reviewed annually by the Compensation Committee of the Board starting January 1, 2017.

At the discretion of the Compensation Committee of the board, Mr McDuff will be eligible to participate in the Management Incentive Compensation plan (MICP) and his target bonus shall be 40% of his base salary for 2015, with a maximum bonus payable under this plan of 92%. In addition to the above and for 2015 only, Mr McDuff shall be eligible, at the absolute discretion of the Compensation Committee of the Board, for an additional bonus under the Innospec Fuel Specialties, LLC bonus plan of up to 30% of his annual base salary.

Mr McDuff’s participation in the Innospec 2014 Long Term Incentive Plan will continue.

Mr McDuff will be required to hold a minimum of the equivalent of 200% of his annual base salary in Innospec Inc. Stock. He is expected to achieve this by December 31, 2019.

In the event of a change of control (as described in the Agreement), if Mr McDuff terminates his employment for "Good Reason" (as contemplated in the Agreement) or is terminated other than for "Cause" (as defined in the Agreement), he will be entitled to twenty four months’ compensation (i.e. base salary, bonus at target) from the date of change of control.

The foregoing description of the Agreement is only a summary and is entirely qualified by reference to the actual Agreement, a copy of which is included as Exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference. Any capitalized terms used but not defined herein have the meanings given to such terms in the Agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innospec Inc.

May 8, 2015	By:	David E. Williams

Name: David E. Williams
Title: VP, General Counsel, CCO and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Executive Service Agreement of Patrick J. McDuff